Exhibit 99.1

Murphy USA Announces Preliminary Q1 Results and Updates 2017 Guidance

El Dorado, Arkansas, April 18, 2017 – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced preliminary first quarter results and subsequent changes to its guidance outlook for 2017.
In conjunction with the company’s Form 8-K filed on February 1, 2017 detailing fourth quarter and full-year 2016 results, the company provided guidance on several metrics for 2017. While the company does not typically discuss full-year guidance on a quarterly basis, weaker-than-expected first quarter results will reduce the likelihood of achieving some of the company’s full-year guidance metrics. Preliminary first quarter results and key metric full-year guidance revisions are detailed below:

	Q1 2017 Preliminary Results	Full-Year 2017 Original Guidance Range	Full-Year 2017 Revised Guidance Range
Total fuel contribution (cpg)	10.1	14 to 16	12.5 to 15
Net income (loss) ($ millions)	($3.0)	$140 to $190	$90 to $160
Adjusted EBITDA (non-GAAP) ($ millions)	$30.3	$400 to $450	$340 to $410

First quarter retail fuel volumes and margins were both soft. In addition, results from the company’s Product Supply and Wholesale activities performed below expectations due to unfavorable market conditions beyond elements of normal seasonality. These market factors include, but are not limited to, record-high gasoline inventories, subdued retail demand, and discounted pipeline space values.  Taken together, these market factors have resulted in lower clearing prices for product at wholesale racks, reducing Product Supply’s spot-to-rack margin.  When coupled with lower Renewable Identification Number (“RIN”) prices, which were negatively impacted due to heightened regulatory and political uncertainty, first quarter total fuel margins are expected to average 10.1 cpg, consisting of retail fuel margins of 10.1 cpg and Product Supply and Wholesale margin including RINs of 0.0 cpg.

However, in recent weeks, the market’s self-correcting mechanisms have caused conditions to improve as excess winter-grade inventory levels have fallen ahead of the transition to summer-grade gasoline along with higher net product exports.  Additionally, the market has re-priced

RINs higher – and more in line with historical spot-to-rack relationships – as the risk of sudden regulatory change has moderated after the Environmental Protection Agency comment period ended following its decision to deny petitions to change the Renewable Fuel Standard Point of Obligation in addition to the elimination of any speculation about a delay or reopening of the 2017 mandates. As a result, the net contribution from Product Supply and Wholesale inclusive of RINs is returning to more normal levels.

Although market fundamentals appear to be returning to a more normalized state, lower-than-expected first quarter results are likely to impact the potential to deliver performance within the ranges previously provided for the company’s full-year guidance. As a result, revised 2017 guidance is shown adjusted for weaker-than-expected Q1 2017 results, and continues to assume more normalized market conditions for the remainder of the year. In the past, prior periods of first quarter weakness, such as 2012 ($12.7mm net loss, $(0.2)mm Adjusted EBITDA) and 2014 ($9.6mm net income, $43.2mm Adjusted EBITDA), were later offset by sharp declines in crude oil prices ultimately resulting in total fuel margins of 14.5 cpg and 18.6 cpg, respectively.

The revised guidance ranges for 2017 do not incorporate a similar asymmetric recovery in total fuel margins. Current and forecasted crude oil prices would not expect to see sharp declines that will offset Q1 2017 results as they did in certain prior years. Guidance also includes the impact of early second quarter results while the market recovered.

“The first quarter is typically a period of lower earnings for the company, but a variety of market conditions along with regulatory and political events have converged that will result in short-term underperformance versus historical Q1 results,” said President and CEO Andrew Clyde.  “In our 20 year history, we have weathered a wide variety of challenging market conditions, which eventually experience mean reversion and we expect that this year will be no different. While we don’t expect discussions around guidance on a quarterly basis going forward, we are prudently level-setting expectations to maintain transparency with investors and affirm our commitment to long-term value creation for shareholders,” Clyde concluded.

The above statements reflect the company’s preliminary estimates and views on market trends observed in the first quarter of 2017 and are based on information available as of the date hereof.  Actual results may differ materially from the estimates and trends described above due to developments or other information that may arise between now and the time the financial results for the first quarter or fiscal year 2017 are finalized. The remainder of our originally issued guidance remains unchanged at this date, including our estimate of full-year selling, general and administrative expenses, despite the fact that it will be higher on a full-year run-rate basis in Q1 2017 due to previously announced charges and other personnel related costs.

These preliminary results should not be viewed as a substitute for our first quarter interim unaudited consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

2017 Full Year Guidance - GAAP to Non-GAAP Reconciliation

(Millions of dollars)	Fiscal Year 2017 (original)	Fiscal Year 2017 (revised)
Net Income	$140 to $190	$90 to $160
	Mid-Point	Mid-Point
Income Taxes	$93	$83
Interest expense, net of interest income	$48	$48
Depreciation and amortization	$114	$114
Other operating and nonoperating expenses, net	$5	$5
Adjusted EBITDA	$400 to $450	$340 to $410
For purposes of this reconciliation, the midpoint of a range for each reconciling item was used, and therefore actual results for each of these reconciling items is expected to be higher or lower than the amounts shown above. The size of the ranges varies based on the individual reconciling item and the assumptions made.

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the company’s preliminary estimate of Adjusted EBITDA for the three months ended March 31, 2017. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, gain (loss) on sale of assets and other non-operating expense (income)). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. GAAP.
We use Adjusted EBITDA in our operational and financial decision-making, believing that such measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

(Millions of dollars)	Three Months Ended March 31, 2017
Net Income (Loss)	$(3.0)

Income taxes	(6.8)
Interest expense, net of interest income	9.5
Depreciation and amortization	27.0
EBITDA	26.7
Other operating and nonoperating expenses, net	3.6
Adjusted EBITDA	$30.3

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs, trends in our operations and our expectations regarding 2017 guidance. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; changes in the margins on retail and wholesale gasoline marketing operations; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information, and our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Director, Investor Relations christian.pikul@murphyusa.com	Media/ Public Relations Contact: Jerianne Thomas (870) 875-7770 Director, Corporate Communications jerianne.thomas@murphyusa.com